SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            S & K Famous Brands, Inc
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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
                                 LOGO

                      S & K Famous Brands, Inc.
                            P.O. Box 31800
                    Richmond, Virginia 23294-1800

               Notice of Annual Meeting of Shareholders
                       to be held May 25, 1995


To the Shareholders of
S & K Famous Brands, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of S & K Famous Brands, Inc. (the "Company") will be held in the Company's store located at 5918 West Broad Street, Richmond, Virginia, at 10:00 a.m., E.D.T., on Thursday, May 25, 1995, for the following purposes:

     1.   To elect seven (7) directors to serve for the ensuing year.

     2.   To approve the Company's Stock Purchase Loan Plan.

     3. To ratify the selection of Price Waterhouse LLP as independent accountants for the Company for the current year.

     4. To transact such other business as may come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 5, 1995 as the record date for the determination of Shareholders entitled to notice and to vote at the meeting and any adjournments thereof.

               By Order of the Board of Directors,


               Robert E. Knowles
               Secretary


April 14, 1995

     PLEASE FILL IN, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED PREPAID ENVELOPE.   IF YOU ATTEND THE MEETING,  YOU MAY WITHDRAW
YOUR PROXY AND VOTE IN PERSON.

                           S & K FAMOUS BRANDS, INC.
                                 P.O. BOX 31800
                         RICHMOND, VIRGINIA  23294-1800

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                            to be held May 25, 1995

    The enclosed proxy is solicited on behalf of the Board of Directors of S & K Famous Brands, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company, to be held May 25, 1995, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. This Proxy Statement and related form of proxy are first being mailed to the Shareholders of the Company on or about April 14, 1995.

     The close of business on April 5, 1995, has been fixed by the Board of Directors as the record date for determination of Shareholders entitled to notice of and to vote at the meeting. As of the close of business on that date, there were 4,838,445 shares of Common Stock, par value $.50 per share, of the Company ("Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

     Proxies may be revoked at any time before exercise by written notice to the Company, by submitting a substitute proxy, or by attending the meeting and voting in person. Shares represented by proxies in the form enclosed, if properly executed and returned, will be voted as specified, but when no specification is made, the shares will be voted for the election of the nominees for director named herein.

     Except for the election of directors, action on a matter submitted to the shareholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. With respect to the election of directors, the seven nominees receiving the greatest number of votes cast for the election of directors will be elected. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

    The cost of the solicitation of proxies will be borne by the Company. Solicitation will be primarily by mail. However, directors and officers of the Company may also solicit proxies by telephone, telegraph or personal interview but will receive no compensation therefor other than their regular salaries. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to the beneficial owners of such shares.

  The principal executive offices of the Company are located at 11100 West Broad Street, P. O. Box 31800, Richmond, Virginia 23294-1800.

Security Ownership of Certain Beneficial Owners

  The table below presents certain information as to the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company as of March 20, 1995. Except as otherwise noted, each of the beneficial owners listed below has sole voting and investment power with respect to the shares listed.

                                  Amount and
Name and Address of                Nature of    Percent
Beneficial Owner                   Ownership    of Class

Stuart C. Siegel                  1,445,512(1)    29.9
P. O. Box 31800
Richmond, VA 23294-1800

T. Rowe Price Associates, Inc.      400,800(2)     8.3
T. Rowe Price Small
   Cap Fund Inc.
100 E. Pratt Street
Baltimore, MD 21202

  (1) Includes 172,192 shares held in trust for the benefit of Sara E. Rose, David A. Rose and Howard L. Rose, the children of Mr. Siegel's sister, Judith
R. Becker. Stuart C. Siegel is trustee and exercises voting and investment power with respect to these shares.

  (2) As of February 14, 1995, T. Rowe Price Small Cap Value Fund, Inc. ("T. Rowe Price Fund"), had sole voting power with respect to 370,800 of these shares and T. Rowe Price Associates, Inc. ("Price Associates"), which serves T. Rowe Price Fund as investment advisor, had sole investment power with respect to all of these shares and sole voting power with respect to 30,000 of these shares. Price Associates has advised the Company that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares.

Security Ownership of Management
  The table below presents certain information as to the beneficial ownership of the Company's Common Stock by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors as a group, as of March 20, 1995. Except as otherwise noted, each of the persons named below has sole voting and investment power with respect to the shares listed.

                             Amount and Nature
    Name of                   of Beneficial          Percent
Beneficial Owner                 Ownership           of Class

Stuart C. Siegel                1,445,512(1)           29.9
Robert L. Burrus, Jr.               1,000                *
Donald W. Colbert                 146,195(2)            3.0
Selwyn S. Herson                      600                *
Andrew M. Lewis                     7,000                *
Richard L. Sharp                    4,000                *
Marshall B. Wishnack                1,000                *
Robert J. Taphorn                       0                *
Robert E. Knowles                  88,825(3)            1.8
Harry S. Shendow                   14,667(4)             *
All directors and
executive officers as
a group (12 persons)            1,766,321(5)           35.2

  *  Less than 1% of class

  (1) See Note 1 under Security Ownership of Certain Beneficial Owners.

  (2)  Includes  1,000  shares owned jointly by Mr.   Colbert and his wife as to
which Mr.   Colbert may be deemed to share voting and investment  power.    Also
includes 77,333 shares subject to options exercisable within 60 days.

  (3) Includes 200 shares owned jointly by Mr.  Knowles and his wife as to which
Mr.  Knowles may be deemed to share voting and investment power.   Also includes
52,333 shares subject to options exercisable within 60 days.

  (4) All shares are subject to options exercisable within 60 days.

  (5) Includes 1,200 shares owned jointly by executive officers and their spouses as to which such officers may be deemed to share voting and investment power. Also includes 185,333 shares subject to options exercisable within 60 days.


                               PROPOSAL NO. 1
                           Election of Directors

General
  All of the seven (7) nominees for election to the Board of Directors are presently serving as directors. Under the Company's Bylaws each of the present directors will hold office until his successor has been elected at the Annual Meeting of Shareholders.

  The persons named as proxies in the accompanying proxy intend to vote for the election of only the seven (7) persons named below unless the proxy specifies otherwise. It is expected that each of these nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason (which event is not now anticipated) the proxies will vote the proxy for the remaining nominees and such other person as the Board of Directors may designate.



Information Regarding Nominees
  The following table sets forth certain information regarding each nominee.

                                               Principal Occupation             Present Positions
                               Director             During the                     and Offices
         Nominee          Age    Since            Last Five Years               with the Company
 Stuart C. Siegel          52    1970    Chairman of the Board of          Chairman of the Board of
                                          Directors and Chief Executive     Directors; Chief Executive
                                          Officer of the Company            Officer; Director

 Robert L. Burrus, Jr.     60    1979    Partner in law firm of McGuire,   Director; Chairman,
                                          Woods, Battle & Boothe, LLP,      Compensation Committee;
                                          Richmond, Virginia                Member, Audit Committee

 Donald W. Colbert         45    1985    President and Chief Operating     President; Chief Operating
                                          Officer of the Company            Officer; Director

 Selwyn S. Herson          42    1992    President of consulting firm      Director; Member,
                                          The Windsor Park Group,           Compensation Committee
                                          Woodland Hills, California

 Andrew M. Lewis, Ph.D.    49    1983    Assistant Professor, Virginia     Director; Member,
                                          Commonwealth University, since    Compensation Committee
                                          January 1994; Doctoral Degree
                                          Candidate, University of
                                          California, Berkeley, prior to
                                          January 1994

 Richard L. Sharp          48    1987    Director, Chairman, President     Director; Chairman, Audit
                                          and Chief Executive Officer       Committee
                                          of Circuit City Stores, Inc.
                                          since June 1994;  President
                                          and CEO of Circuit City
                                          Stores, Inc. prior to June
                                          1994

 Marshall B. Wishnack      48    1992    President and Chief Executive     Director; Member, Audit
                                          Officer of Wheat First Butcher    Committee
                                          Singer Inc., since August
                                          1992; President of Wheat First
                                          Butcher Singer Inc. prior to
                                          August 1992

   Robert L. Burrus, Jr. is also a director of CSX Corporation, Heilig- Meyers Company and Concepts Direct, Inc.

   Richard L.  Sharp is also a director of Flextronics International, Ltd.

   Marshall  B.    Wishnack  is  also  a  director  of  Lawyers  Title Insurance
Corporation and Best Products Co., Inc.

Certain Relationships and Related Transactions
   The Company leases certain premises at 6005 North Crestwood Avenue and the adjacent store at 5918 West Broad Street, Richmond, Virginia, totaling approximately 22,000 square feet, from Yetta Siegel-Flax pursuant to a lease which expires in 2002. The fiscal 1995 rent was $128,000. Yetta Siegel-Flax is the mother of Stuart C. Siegel. The Company operates the store at 5918 West Broad Street and has sublet the 6005 North Crestwood Avenue premises with fiscal 1995 income of $65,000.

   The Company leases its store at the Gayton Crossing Shopping Center, Richmond, Virginia, totaling approximately 4,500 square feet, from Stuart C. Siegel pursuant to a lease which expires in 2006, provided that Mr. Siegel may cancel the lease in December 1996. The fiscal 1995 rent paid to Mr. Siegel was $45,000.

   The Company believes that the rent and other terms provided in the above two leases are fair and reasonable to the Company as a tenant, are comparable to the rental terms for similar properties in the same general locations and are as favorable to the Company as if entered into with an unaffiliated party.

Committees of the Board of Directors
   The committees of the Board of Directors of the Company include an Audit Committee and a Compensation Committee.

   Messrs. Sharp, Burrus and Wishnack are the members of the Audit Committee. The Audit Committee's principal responsibilities include recommending to the Board of Directors the firm of independent accountants to be retained by the Company; reviewing with the Company's independent accountants the scope and results of their audits; reviewing with the independent accountants and management the Company's accounting and reporting principles, policies and practices; and reviewing the adequacy of the Company's accounting and financial controls. This Committee met twice during the fiscal year ended January 28, 1995.

   Messrs. Burrus, Lewis and Herson are the members of the Compensation Committee. The Compensation Committee has responsibility for recommending to the Board of Directors the compensation levels and benefits for directors and officers; administering the Company's stock option plan; reviewing the administration of the Company's savings/profit sharing plan; and advising the Board of Directors and management regarding general personnel policies. This Committee met twice during the fiscal year ended January 28, 1995.

Attendance
   The Board of Directors held five meetings during the fiscal year ended January 28, 1995. All directors attended 80 percent or more of the aggregate number of meetings of the Board and committees of the Board on which they served.

Directors' Fees
   Each director who is not an employee of the Company is paid a yearly retainer of $3,600 and a fee of $300 for each Board meeting and for each Board committee meeting attended.


                           EXECUTIVE COMPENSATION

The table below summarizes certain information relating to  compensation  during
the  three  fiscal  years  ended  January  28,   1995,   of the five most highly
compensated executive officers of the Company.

                                      Summary Compensation Table
                                                            Long Term Compensation

                                                          Awards              Payouts
                            Annual Compensation

                      Fiscal                     Restricted  Securities
      Name and         Year                         Stock    Underlying         LTIP
      Principal        Ended  Salary   Bonus      Award(s)  Options/SARs      Payouts    All Other
      Position        January   ($)     ($)          ($)         (#)            ($)    Compensation(1)
Stuart C. Siegel       1995   459,000        0        0                0         0            109,200
   Chairman of the     1994   436,700        0        0                0         0             90,600
   Board and CEO       1993   426,100  302,800        0                0         0             79,800

Donald W. Colbert      1995   313,700        0        0           30,000         0             21,800
   President and COO   1994   295,100        0        0           16,000         0             16,660
                       1993   284,100  150,000        0           26,000         0             67,100
Robert J. Taphorn (2)  1995   232,600        0        0           18,000         0              1,200
   Executive VP

Robert E. Knowles      1995   183,500        0        0           18,000         0             12,000
   Executive VP and    1994   171,200        0        0           10,000         0              9,400
   CFO, Secretary      1993   164,900   70,900        0           16,000         0             38,200
   and Treasurer

Harry S. Shendow       1995   157,400        0        0            8,000         0             22,500
   Senior VP           1994   148,200        0        0            8,000         0             20,700
                       1993   142,200   58,000        0           12,000         0             21,100

   (1) Includes Company contributions under the Employee Savings/Profit Sharing Plan, amounts accrued under deferred compensation agreements and the net value of the benefit to the named executives of the portion of the premiums paid by the Company under the Split Dollar Life Insurance Plan. During the fiscal year ended January 28,1995, (i) Company contributions allocated under the Savings/Profit Sharing Plan to Messrs. Siegel, Colbert, Taphorn, Knowles and Shendow were $1,800, $1,800, $1,200, $1,700 and $1,700, respectively; (ii)
amounts accrued under deferred compensation agreements with Messrs. Siegel, Colbert, Taphorn, Knowles and Shendow were $72,600, $8,900, $0, $4,600 and $20,800, respectively; and (iii) the dollar value of the benefit of premiums paid by the Company (using an eight percent interest rate) under the Split Dollar Life Insurance Plan for Messrs. Siegel, Colbert, Taphorn, Knowles and Shendow were $34,800, $11,100, $0, $5,700 and $0, respectively.

   (2) Mr. Taphorn joined the Company on January 31, 1994.


The following table sets forth information with respect to options granted during the fiscal year ended January 28, 1995, for each of the executive officers for whom information is given in the Summary Compensation Table.

                          Option/SAR Grants in Last Fiscal Year(1)
                                                                            Potential
                                                                         Realizable Value
                                                                         at Assumed Annual
                          Individual Grants                               Rates of Stock
                                                                        Price Appreciation
                                                                        for Option Term (4)
                      Number of
                     Securities    % of Total
                     Underlying   Options/SARs   Exercise
                     Options/SARs  Granted to     or Base
                       Granted    Employees in     Price     Expiration
        Name            (#)(2)     Fiscal Year   ($/Sh)(3)      Date       5% ($)    10%($)
 Stuart C. Siegel             0          N/A        N/A            N/A         N/A       N/A
 Donald W. Colbert       30,000        25.0%      $9.00      8/25/2002     128,913   308,769
 Robert J. Taphorn       18,000        15.0%      $9.00      8/25/2002      77,348   185,261
 Robert E. Knowles       18,000        15.0%      $9.00      8/25/2002      77,348   185,261
 Harry S. Shendow         8,000         6.7%      $9.00      8/25/2002      34,377    82,338

   (1) No stock appreciation rights ("SARs") have been granted to any employee.

   (2)   These  options  become  exercisable  in  one-third  increments  over  a
three-year period beginning from the date of grant.   The Compensation Committee
may accelerate the exercisability of the options.

   (3) The exercise price of each option is equal to the fair market value per share of the Company's Common Stock on the date of grant.

   (4) The potential realizable values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates prescribed by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value actually realized by an executive will be at or near the values indicated in the table.

   The following table sets forth information with respect to options exercised during the fiscal year ended January 28, 1995 and the number and value of options held at the end of such fiscal year for each of the executive officers from whom information is given in the Summary Compensation Table.

  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values(1)
                                                      Number of
                                                     Securities           Value of
                                                     Underlying       Unexercised In-
                                                     Unexercised         the-Money
                                                    Options/SARs      Options/SARs at
                             Shares                   at FY-End           FY-End(3)
                          Acquired on      Value         (#)                ($)
                            Exercise    Realized(2)  Exercisable/        Exercisable/
                               (#)         ($)      Unexercisable      Unexercisable
 Stuart C. Siegel                    0  $       -    0/         0                 -/-

 Donald W. Colbert                   0  $       -   77,333/40,667          $31,750/$0

 Robert J. Taphorn                   0  $       -        0/18,000                -/$0

 Robert E. Knowles                   0  $       -   52,333/24,667          $22,125/$0

 Harry S. Shendow               12,000  $  79,125   14,667/13,333               $0/$0

   (1) No SARs have been granted to or exercised by any employee.

   (2) Difference between fair market value and exercise price on date of exercise.

   (3) Difference between fair market value and exercise price at fiscal year end.

REPORT OF THE COMPENSATION  COMMITTEE

   The Compensation Committee, which is composed of three non-management directors of the Company, sets executive compensation levels and establishes and administers short-term and long-term incentive programs based on its policies for executive compensation. The Committee believes that the most effective executive compensation program is one which provides incentives to achieve both current and longer-term strategic goals of the Company, with the ultimate objective of enhancing shareholder value. The Company's compensation package for its executive officers consists of base salary, annual performance based bonus and annual stock option grants.

   Each year, the Committee reviews proposals submitted by the Chief Executive Officer with respect to annual salary, bonus target amounts and stock option grants for each of the executive officers. In evaluating the CEO's proposals, the Committee considers (1) the individual executive officer's performance and level of contribution, including evaluations thereof by the CEO, (2) the Company's performance during the last fiscal year in relation to its financial goals, measured primarily by earnings per share, and (3) whether the proposals are consistent with the Committee's policies on executive compensation, as outlined below.

   The Committee believes that a significant portion of an executive's total compensation should be subject to Company and individual performance criteria. Base salary levels are generally set at the minimum levels believed by the Committee to be necessary to attract and retain qualified individuals when considered along with the performance-based components of the Company's compensation package. Base salaries for the executive officers for the fiscal year ended January 28, 1995 ("fiscal 1995") were increased by an average of 4.9% over the previous year's salaries. Although generally the Committee does not consider past corporate performance in setting base salaries, the Committee has accepted management's recommendation that there be no increase in the executive officers' base salaries for the fiscal year ending January 27, 1996 ("fiscal 1996") in view of the fact that the Company did not meet the minimum performance goals in its annual profit plan for fiscal 1995.

   Incentives to achieve current strategic goals of the Company and maximum individual performance are provided by the Company's annual bonus plan. At the beginning of each year, the Committee sets minimum threshold, target and maximum bonus amounts for each executive officer. Consistent with the Company's compensation philosophy, these potential bonus amounts are set at a significant percentage of the executive officer's salary for such year, typically between 11% and 61%. The determination of the amount of the bonus, if any, to be paid is made by the Committee based on the degree to which the Company has achieved the goals set out in its annual profit plan, measured primarily by earnings per share (determined both on a Company and, for some executive officers, a divisional basis) and on the executive officer's individual performance and level of contribution during the previous year. If the minimum, target or maximum goals in the annual profit plan are met, the executive officer may receive the minimum threshold, target or maximum bonus amount, respectively, depending on the Committee's evaluation of the executive's individual performance. Similarly, if the Company's actual performance for a year falls between any of these goals, the executive officer may receive a prorated portion of the next highest bonus amount. In some cases the Committee may adjust the bonus percentages and performance targets during the fiscal year on a prospective basis. The Company did not meet its minimum performance goals for fiscal 1995; consequently, no bonuses were paid for such year.

   Long-term incentives are provided by grants of stock options to the Company's executive officers under the 1991 Stock Option Plan. Because the value of stock options is entirely a function of the value of the Company's stock, the Committee believes that this component of the Company's compensation package closely aligns the interests of executive officers with those of the Company's shareholders. Whether a grant will be made to an executive officer, and if so in what amount, is determined by the Committee based on the Committee's subjective evaluation of the executive officer's potential contribution to the Company's future success, the level of incentive already provided by the number and terms of the executive officer's existing stock option holdings and the market price of the Company's Common Stock.

   The fiscal 1995 base salary for Mr. Siegel, the Company's Chairman and CEO, was increased by 5.0% over his previous year's salary; however, as previously discussed, the Committee accepted Mr. Siegel's recommendation that there be no increase in his base salary for fiscal 1996. The Committee historically has not granted stock options to Mr. Siegel because his existing significant stock ownership in the Company already provides him with the long-term incentives such options are designed to create. Therefore, the Committee generally sets Mr. Siegel's bonus amounts at a greater percentage of base salary than those set for other executives. The threshold minimum, target and maximum potential bonus amounts for Mr. Siegel were set at 24%, 48% and 72%, respectively, for fiscal 1995; however, as previously discussed, no bonuses were paid since the minimum performance targets were not met.

   On March 23, 1995, the Board of Directors, upon the recommendation of the Committee, adopted a Stock Purchase Loan Plan subject to shareholder approval. Under this plan, the Committee may authorize loans from the Company to key employees for the purpose of acquiring shares of the Company's Common Stock. The Committee believes that this plan, by facilitating management's acquisition of the Company's Common Stock, will more closely align the interests of management with those of the shareholders and thus provide even greater incentives for management to achieve the Company's current strategic goals and long-term performance objectives.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1,000,000 limit on the amount of compensation that will be deductible by the Company with respect to the Chief Executive Officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to the deduction limit. The Committee, with the assistance of the Company's legal counsel, has reviewed the impact of Section 162(m) on the Company and believes it is highly unlikely that the compensation paid to any executive officer during the fiscal year ending January 27, 1996, will exceed the limit. The Committee will continue to monitor the impact of the Section 162(m) limit and to assess alternatives for avoiding any loss of tax deductions in future years.

Compensation Committee
Robert L. Burrus, Jr., Chairman
Selwyn S. Herson
Andrew M. Lewis



Compensation Committee Interlocks and Insider Participation
   Mr.   Burrus, a member of the Compensation Committee, is a partner in the law firm of McGuire, Woods, Battle & Boothe, LLP, which has served as counsel to the Company on a regular basis since 1979.


                             PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of companies in the Nasdaq Market Value Index for U. S. companies and the Nasdaq Retail Trade Index for the period of five years commenced on January 27, 1990 and ended on January 28, 1995.

                              (Performance Chart)



      Year Ended    1/27/90  1/26/91   1/25/92  1/30/93  1/29/94  1/28/95
      S&K            100.0     63.3     146.9    195.9    212.2    118.4
      Nasdaq Market  100.0     89.9     111.0    110.6    139.4    131.7
      Nasdaq Retail  100.0    120.4     210.3    189.7    204.0    180.0


   Media General Financial Services supplied the data for the  Company  and  the
Nasdaq  Market  Value  Index.    Center  for  Research in Security Prices (CRSP)
supplied the data for the Nasdaq Retail Trade Index.


                               PROPOSAL NO. 2

                    Approval of Stock Purchase Loan Plan

Introduction
   On March 23, 1995, the Board of Directors adopted the Stock Purchase Loan Plan (the "Plan") subject to shareholder approval. The principal features of the Plan are summarized below. This summary is qualified by reference to the complete text of the Plan, which is attached as Exhibit A.

General
   The Plan is intended to attract and retain key employees through the availability of loans from the Company to acquire Common Stock. Common Stock may be purchased under the Plan directly from the Company or in the open market. The maximum amount of Common Stock which may be acquired under the Plan is the lesser of 425,000 shares or the amount that can be acquired with loans of an aggregate principal amount of $3,000,000. The maximum aggregate principal amount of new loans may not exceed $1,500,000 in any one fiscal year. In the event of a stock dividend, stock split or combination of shares, recapitalization, merger or other similar change, appropriate adjustments will be made in the number and kind of shares available for acquisition under the Plan and other relevant provisions.

Administration
   The Plan will be administered by the Compensation Committee (the "Committee"). The Committee has the complete discretion to determine which eligible employees will receive loans, when a loan will be made and, subject to the terms of the Plan, the terms, conditions, nature and amount of a loan. The Committee will have the authority to impose any limitation or condition upon a loan that the Committee deems appropriate to achieve the objectives of the Plan. The Committee may, subject to such conditions as it may determine, extend the time for repayment or otherwise modify the terms of an outstanding loan but any such modification may not adversely affect a participant's rights thereunder without his or her consent.

Eligibility
   Loans may be made under the Plan to officers and those other employees of the Company who hold positions with management responsibilities. The Plan provides for individual limits on the maximum aggregate principal amount of loans outstanding under the Plan to individual participants. Those limits are based upon a percentage of the participant's annual salary as follows: 150% of annual salary for officers determined by the Committee to be "executive officers" for purposes of the Plan (four persons), 100% of annual salary for officers determined by the Committee to be "senior officers" for purposes of the Plan (three persons), and 50% of annual salary for all other eligible employees (approximately 11 persons). In addition, the maximum number of shares that can be acquired with loans under the Plan by any one participant in a fiscal year is 100,000.

Loan Terms
   The Committee will establish as to each loan a minimum principal amount, the interest rate, the terms of repayment and any other terms and conditions consistent with the Plan. Each loan will be a full recourse obligation of the participant and will be secured by the shares of Common Stock acquired with the loan proceeds (the "Shares"). At the time a loan is made, the Committee may impose restrictions on the participant's ability to sell, encumber or otherwise dispose of the Shares. The interest rate on a loan may not be less than the Applicable Federal Rate in effect at the time the loan is made or, in the case of a variable rate, at the time the interest rate is adjusted. Loans will have an initial term of not more than ten years and unless otherwise determined by the Committee at the time the loan is made, will become due and payable 90 days following termination of the participant's employment. A loan may provide for mandatory payments of principal and interest at times and in amounts determined by reference to bonus and incentive payments made by the Company to the participant. The purchase price of Common Stock acquired from the Company under the Plan will be the fair market value of the Common Stock on the date of acquisition or, if earlier, the date the Committee approves the loan and the participant agrees to acquire the Common Stock subject to approval of the Plan by the Company's shareholders. Pursuant to its authority under the Company's 1991 Stock Option Plan, as previously approved by shareholders, the Committee may authorize grants of stock options under such plan conditioned upon an eligible employee's participation in the Plan.

   As determined by the Committee, a loan may provide for forgiveness of (i) all or a portion of the interest based upon Company performance and/or (ii) up to 25% of the principal amount thereof based upon Company performance, continued employment by the participant and/or retention of the Shares by the participant. A loan may also provide for such forgiveness of interest and up to 25% of the principal upon a termination of the participant's employment due to death, disability or normal retirement, or upon a termination by the Company without cause (or a resignation by the participant with good reason) following a change of control.

   If the Committee determines that a loan will include provision for forgiveness of interest or principal, based upon the Company's achievement of performance goals, such goals will be established by the Committee prior to or during the term of the loan utilizing one or more of the following criteria: earnings per share before income taxes, net income before income taxes and return on equity. The performance goals may be based on Company performance over individual fiscal years or over multiple fiscal years (any such period, a "Performance Period") and will generally be established within 90 days after the start of each Performance Period. At the time the performance goals are established, the Committee will determine their relative weight (if more than one criterion is used) and the portion of the interest which has accrued during such period and/or the principal which will be forgiven based on the extent to which the performance goals are achieved. Except as otherwise provided by the Plan or the loan documents, a Participant must be employed by the Company at the end of the Performance Period to be eligible for such forgiveness. All determinations regarding the extent to which any performance goals have been achieved will be made by the Committee and certified in writing prior to the forgiveness of any interest or principal based on such performance.

Change of Control
   As previously discussed, a loan may provide for forgiveness of interest and/or up to 25% of principal upon termination of a participant's employment following a change of control. A "change of control" occurs when (i) there is a change in the composition of a majority of the Board of Directors when compared with those who are currently serving and any new members whose nomination or election is approved by a majority of the current members of the Board of Directors (including members of the Board of Directors previously so approved),
(ii) the shareholders approve a reorganization, merger or consolidation which results in the shareholders of the Company immediately prior to such transaction owning less than a majority of the outstanding common stock or voting power of the corporation resulting from such transaction, (iii) the shareholders approve the liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the Company's assets, or (iv) a person or group of persons acting in concert acquires 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding voting securities (but excluding for this purpose an acquisition by the Company, a subsidiary or employee benefit plan of the Company, or any corporation with respect to which, immediately following such acquisition, a majority of the outstanding common stock and a majority of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by the persons who were formerly the shareholders of the Company and such persons hold such common stock and voting power in substantially the same proportion as they previously held the Company's Common Stock).

Termination and Amendment
   If not sooner terminated by the Board of Directors, the Plan will terminate on March 23, 2005. No loans may be made under the Plan after its termination. The Board of Directors may amend the Plan in such respects as it deems advisable, provided that, if and to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, the shareholders must approve any amendment to the Plan which (i) materially increases the total amount of Common Stock available for purchase with loans under the Plan or the total amount of loans which may be made under the Plan, (ii) materially modifies the requirements as to eligibility to participate in the Plan, or (iii) materially increases the benefits accruing to participants under the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE STOCK PURCHASE LOAN PLAN.

                               PROPOSAL NO. 3

                  Ratification of Selection of Accountants

   Price Waterhouse LLP, Norfolk, Virginia, has been selected by the Board of Directors as independent accountants of the Company for the current year, subject to ratification by the Shareholders. If the Shareholders do not ratify the selection of Price Waterhouse LLP, the Board of Directors will reconsider its selection of independent accountants for the current year. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT YEAR.

                               OTHER MATTERS

   The Board of Directors knows of no other matters which are likely to be brought before the meeting; however, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgments on such matters.

                         SHAREHOLDER PROPOSALS FOR
                                1996 MEETING

    Proposals of Shareholders intended to be included in the Proxy Statement for the 1996 annual meeting must be received by the Company at its principal executive offices no later than December 21, 1995. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

By Order of the Board of Directors,



Robert E. Knowles
Secretary

April 14, 1995

EXHIBIT A

                         S & K FAMOUS BRANDS, INC.

                          STOCK PURCHASE LOAN PLAN

   1.   Purpose.   The purpose of this S&K Famous Brands,  Inc.   Stock Purchase
Loan Plan is to attract and retain key employees through the availability of loans to acquire Company Stock.

   2. Definitions. As used in the Plan, the following terms have the meanings indicated:

     (a) "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Cause" means:

         (i)   Misappropriation or embezzlement of corporate funds;

         (ii) Conviction of a felony involving moral turpitude or which in the opinion of the Committee or its duly authorized designee brings the Participant into disrepute or causes material harm to the Company's business, customer or supplier relations, financial condition or prospects;

         (iii) Material violation of any statutory or common law duty of loyalty to the Company; or

         (iv) Willful or material breach of a Participant's confidentiality, non-competition, or any similar agreements with the Company.

     (d) "Change of Control" means:

         (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the
     Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

         (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

         (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

     (e) "Committee" means the committee appointed by the Board as described under Section 8.

     (f) "Company" means S&K Famous Brands, Inc., a Virginia corporation.

     (g) "Company Stock" means the common stock, $0.50 par value, of the Company. If the par value of the Company Stock is changed or in the event of a change in the capital structure of the Company, merger or similar event, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

     (h) "Date of Loan" means the date as of which a Loan is disbursed and the Note evidencing the Loan is issued.

     (i) "Disability" means a physical or mental condition that, in the judgment of the Committee based upon competent medical evidence satisfactory to the Committee, totally and permanently prevents the Participant from engaging in substantial gainful employment with the Company in any capacity suitable and appropriate for an individual with his or her background, training and experience. The Committee's determination shall be conclusive.

     (j) "Executive Officer" means an officer of the Company who is determined to be an Executive Officer for purposes of the Plan. The determination of the Committee whether an employee qualifies as an Executive Officer shall be final and conclusive.

     (k) "Fair Market Value" means, if the Company Stock is traded on an exchange or the over-the-counter market, the last sale price of the Company Stock on such day as reported by the Wall Street Journal or the last bid price if there are no sales on such day.

     (l) "Fiscal Year" means the fiscal year of the Company.

     (m) "Good Reason" means there has been a material reduction in the Participant's compensation or benefits, or a material adverse change in the Participant's status, working conditions or management responsibilities or the Participant is required to change his place of employment by more than 50 miles from his place of employment.

     (n) "Loan" means a loan to a Participant to acquire Company Stock which shall be evidenced by a promissory note of the Participant and such other documents as determined by the Committee.

     (o) "Note" means a promissory note evidencing a Loan to a Participant.

     (p) "Participant" means any employee who receives a loan under the Plan.

     (q) "Performance Criteria" means the criteria selected by the Committee to measure Company performance for purposes of Section 6 from among one or more of the following measurements: earnings per share calculated before payment of income taxes, net income before income taxes, or return on equity.

     (r) "Performance Goal" means the level of performance as to each Performance Criteria, as established by the Committee pursuant to Section 6, that will result in a partial or complete forgiveness of interest or principal due under a Note.

     (s) "Retirement" means termination at or after the Normal Retirement Date as defined in the employee's Deferred Compensation Agreement, or if the employee has no such agreement, the S&K Famous Brands, Inc. Employees' Savings/Profit Sharing Plan.

     (t) "Senior Officer" means an officer of the Company who is determined to be a Senior Officer for purposes of the Plan. The determination of the Committee whether an employee qualifies as a Senior Officer shall be final and conclusive.

     (u) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Internal Revenue Code section 424(f).

3.    Eligibility.

     (a) All present and future employees who hold positions with management responsibilities with the Company (or any parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible for selection to receive Loans under the Plan. The Committee shall have the power and complete discretion to select eligible employees to receive Loans.

     (b) The grant of a Loan shall not obligate the Company or any parent or Subsidiary of the Company to pay an employee any particular salary, to continue the employment of the employee after the Loan, or to make further Loans to the employee at any time thereafter.

4.    Maximum Amount of Loans.

     (a) The maximum amount of Company Stock available under the Plan is the lesser of 425,000 shares or the amount of Company Stock that can be acquired with Loans of an aggregate principal amount of $3,000,000. The aggregate principal amount of new Loans may not exceed $1,500,000 in any one Fiscal Year.

     (b) Subject to subsection (a), the maximum amount of Loans available to Participants for any Fiscal Year shall be determined by the Committee from time to time. The Committee shall establish procedures for the allocation among eligible employees of any amount available for Loans. The maximum number of shares that can be acquired with a Loan by any Participant in one Fiscal Year is 100,000.

     (c) The maximum aggregate principal amount of all Loans outstanding for a Participant shall be determined as follows:

              (i)   Executive Officers - 150% of annual salary.
              (ii)  Senior Officers - 100% of annual salary.
              (iii) Other eligible employees - 50% of annual salary.

     The maximum amount of a Loan for a Participant shall be determined at the Date of Loan and shall not be affected by any subsequent change in the Participant's annual salary or job classification.

5.    Loan Terms.

     (a) Subject to the further provisions of Section 5, the Committee shall have the power and complete discretion to determine for each Participant the terms, conditions, nature and amount of a Loan.

     (b) The Committee shall establish as to each Loan a minimum principal amount, the interest rate on the Loan, the method of calculating the interest on the Loan, the terms of repayment, and any other terms and conditions consistent with the Plan that are deemed appropriate by the Committee. All Loans made pursuant to the Plan shall include the following provisions:

         (i) All Company Stock acquired from the Company with a Loan shall be acquired at Fair Market Value at the date of the acquisition, or, if a Loan is subject to shareholder approval, at the date the Loan was approved and the Participant commits to acquiring the Company Stock.

         (ii) A Loan shall be a full recourse obligation of the Participant.

         (iii) A Loan shall be secured by the Company Stock acquired with the Loan.

         (iv) The initial term of a Loan shall be no more than ten (10) years from the Date of Loan.

         (v) The interest rate on a Loan shall be not less than the applicable federal rate as determined under Internal Revenue Code section 1274(d) at the time the Loan is made or whenever the interest rate is adjusted.

         (vi) A Loan shall be due in full ninety (90) days after the Participant terminates employment with the Company unless a different period is provided in the Loan agreement.

         (vii) All Company Stock acquired with a Loan shall be acquired in compliance with the Company's securities law compliance program.

     (c) As determined by the Committee, a Loan may provide for (i) forgiveness of up to twenty-five percent (25%) of the principal of the Loan upon the achievement of Performance Goals pursuant to Section 6, continued employment and/or retention of the Company Stock by the Participant and/or (ii) forgiveness of all or a portion of the interest on the Loan upon achievement of Performance Goals pursuant to Section 6. As determined by the Committee, a Loan may also provide for such forgiveness of interest and/or up to 25% of principal upon termination of the Participant's employment due to death, Disability, Retirement or termination by the Company without Cause (or a resignation by the Participant with Good Reason) following a Change of Control.

     (d) At any time, the Committee may, in its sole discretion, and subject to such conditions as it may impose or authorize, extend the time for repayment of a Loan or make other adjustments to a Loan, provided that a change to a Loan shall not, without the consent of the Participant, adversely affect a Participant's rights under such Loan.

     (e) At the time a Loan is made, the Committee may impose restrictions on the Participant's ability to sell, encumber, or otherwise dispose of the Company Stock acquired with the Loan.

     (f) A Loan may provide for mandatory payments of principal and interest at times and in amounts determined by reference to bonus and incentive payments made or to be made by the Company to the Participant.

     (g) The Company may place on any certificate representing Company Stock acquired or held with the proceeds of a Loan any legend deemed desirable by the Company's counsel to comply with federal or state securities laws and to disclose the restrictions, if any, on dispositions imposed by the Committee.

   6. Performance-Based Forgiveness. At its discretion, the Committee may determine that a Loan shall include provisions for the possible forgiveness of interest and/or principal based on Company performance. If the Committee determines that a Loan shall include provision for possible forgiveness of interest and/or principal based on performance, the following provisions shall apply:

     (a) Within 90 days after the start of a Fiscal Year, the Committee shall select the Performance Criteria to be used and the extent to which each Performance Criteria shall be weighted. The Committee shall also establish the Performance Goals applicable to the Loan. The Committee may vary the Performance Criteria selected, the weighting of the Performance Criteria, and the Performance Goals from Fiscal Year to Fiscal Year. The Committee may establish Performance Goals based on performance over multiple Fiscal Years.

     (b) The Committee shall determine the amount of interest and/or principal that shall be forgiven depending upon whether, or the extent to which, the Performance Goals have been achieved. The Performance Criteria, their weighting, Performance Goals, potential interest and/or principal forgiveness that are established for a Loan shall be disclosed to the Participant on a performance schedule. The schedule shall contain a mathematical formula that provides the amount of the forgiveness based on the extent to which the Performance Goal for each Performance Criteria is achieved.

     (c) At such times as required under a performance schedule, the Committee shall determine the achievement of the Performance Goals and the resulting amount of interest and/or principal, if any, that shall be forgiven under the performance schedule. The Committee's determination of the achievement of the Performance Goals shall be certified in writing prior to the forgiveness of any interest and/or principal. All determinations regarding the extent to which any Performance Goals have been achieved will be made by the Committee.

   7.   Effective Date of the Plan.   This Plan shall be effective on March  23,
1995, subject to approval by the shareholders of the Company.

   8. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 23, 2005. No Loans shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by Rule 16b-3 of the Act, no change shall be made that (i) materially increases the total amount of Company Stock available for Loans or the amount of available Loans under the
Plan, (ii) materially modifies the requirements as to eligibility for participation in the Plan, or (iii) materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect the Participant's rights under a previously granted Loan.

9.    Administration of the Plan.

     (a) The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. The Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon a Loan that the Committee deems appropriate to achieve the objectives of the Plan. The Committee shall have the authority to interpret the Plan and its interpretations shall be binding on all parties. The Board may establish and revise from time to time rules and regulations for the Plan. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

     (b) The Committee will have full and complete authority, in its sole absolute discretion, to implement and administer the provisions of Section 6. The actions and determinations of the Committee on all matters relating to
   Section 6 will be final and conclusive.

  10. Change in Capital Structure. In the event of a stock dividend, stock split or combination of shares, recapitalization or merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons, and the Committee may take such other actions with respect to outstanding Loans as the Committee deems appropriate. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes, provided that a change to a Loan shall not, without the consent of the Participant, adversely affect a Participant's rights under such loan.

  11. Nontransferability of Loans. Loans and all rights associated with Loans, by their terms, shall not be transferable by the Participants except by will or by the laws of descent and distribution.

  12. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows
(a) if to the Company - at its principal business address to the attention of the Chief Financial Officer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

                       S & K FAMOUS BRANDS, INC.

                                 PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby appoints Robert E. Knowles and Laura S. O'Grady, and each of them with full power of substitution to each, proxies (and if the undersigned is a proxy, substitute proxies) and attorneys to represent the undersigned at the Annual Meeting of Shareholders of S & K Famous Brands, Inc., to be held in the Company's store located at 5918 West Broad Street, Richmond, Virginia, at 10:00 a.m., E.D.T., on May 25, 1995, and at any and all adjournments thereof, and to vote as designated on the reverse hereof, all of the Common Shares of S & K Famous Brands, Inc., par value $.50 per share, held of record by the undersigned on April 5, 1995, as fully as the undersigned could do if personally present.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                           (continued on other side)

1. ELECTION OF DIRECTORS

   FOR all          WITHHOLD     (Instruction: To withhold authority to vote
  nominees         AUTHORITY     for any individual, strike a line through
listed (except    (to vote for   the nominee's name in the list provided below.)
 as marked to     all nominees
 the contrary)      listed)      S. Siegel, R. Burrus, D. Colbert, S. Herson,
                                 A. Lewis, R. Sharp, M. Wishnack
    [ ]               [ ]


2. PROPOSAL TO APPROVE          3. PROPOSAL TO RATIFY THE SELECTION
   THE COMPANY'S STOCK             OF PRICE WATERHOUSE LLP as the
   PURCHASE LOAN PLAN.             independent accountants of the Company.

  FOR   AGAINST  ABSTAIN               FOR   AGAINST   ABSTAIN

  [ ]     [ ]      [ ]                 [ ]     [ ]       [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Receipt of the Secretary's Notice of and the related  Proxy  Statement  for  the
Annual  Meeting  of  Shareholders  to  be  held  on  May  25,   1995,  is hereby
acknowledged.

Please sign exactly as name appears to the left. When shares are held by two or more persons as joint tenants, any of such persons may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:__________________________________________, 1995

______________________________________________________
               Shareholder's Signature

______________________________________________________
        Shareholder's Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

              "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
              PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"